LRI Holdings, Inc., the Parent Company of Logan’s Roadhouse, Inc., Announces Financial Results for the First Quarter of Fiscal Year 2014

Nashville, Tenn. – December 10, 2013 – LRI Holdings, Inc., the parent company of Logan’s Roadhouse, Inc., today announced financial results for the first quarter of fiscal year 2014 ended October 27, 2013.

	Thirteen weeks ended
(In thousands)	October 27, 2013	October 28, 2012
Net sales	$147,023	$150,258
Net loss	(12,070)	(10,061)
Adjusted EBITDA	6,695	12,061

Selected Highlights for the First Quarter 2014 Compared to the First Quarter 2013:

▪	Net sales decreased 2.2% to $147.0 million from $150.3 million.

▪	Comparable restaurant sales decreased 5.2%, average check increased by 1.4%, and customer traffic decreased by 6.5%.

▪	Net loss of $12.1 million compared to net loss of $10.1 million.

▪	Adjusted EBITDA decreased 44.5% to $6.7 million from $12.1 million. (*)
(*) Please see reconciliation table at the end of this release.
Mike Andres, President, Chief Executive Officer and Chairman, stated "The first quarter continued to be challenging with respect to the economic and competitive environment which contributed to a decrease in customer traffic.  Also, as we focus on providing our guests with a better quality dining experience, we continue to work through some difficult sales comparisons as we lap over heavy discount promotions that drove traffic in the prior year, but sometimes at the detriment of the overall guest experience.  This has produced choppy sales results this year and is compounded by increased promotional activity from our competitors and continued pressure on the discretionary income of our guests."
Mr. Andres continued, "We continue to focus on our sources of growth, including restaurant-level execution and revitalizing our concept and brand to position ourselves for long-term sustainable growth."

Additional discussion and analysis of the Company’s financial condition and results of operations can be found in its Quarterly Report on Form 10-Q for the quarterly period ended October 27, 2013. It is available at www.logansroadhouse.com under the investor relations section.

Conference Call
The Company will host a conference call on Thursday, December 12, 2013 at 10:30 a.m. ET to discuss its financial results for the first quarter of fiscal year 2014. The conference call will be hosted by Mike Andres, President, Chief Executive Officer, and Chairman, and Amy Bertauski, Chief Financial Officer.

The domestic dial-in number for the call is 877-407-0784, and the international dial-in number is 201-689-8560. Please call approximately 10 minutes in advance to ensure that you are connected prior to the presentation. A telephone replay will be available beginning at 1:30 p.m. ET on Thursday, December 12, 2013 through 11:59 p.m. ET on Thursday, December 19, 2013, and may be accessed by using the domestic replay number 877-870-5176 or the international replay number 858-384-5517; the passcode is 13573075. The archived webcast may be accessed at http://public.viavid.com/index.php?id=107034 and will be available for one year.

About Logan’s Roadhouse

Logan’s opened its first restaurant in 1991 in Lexington, KY, and has grown as an affordable, full-service casual dining steakhouse offering specially seasoned aged steaks and sizzling southern-inspired dishes in a roadhouse atmosphere. Headquartered in Nashville, Tennessee, Logan’s Roadhouse presently runs 233 company-operated and 26 franchised Logan's Roadhouse restaurants in 23 states. LRI Holdings, Inc. is the parent company of Logan’s Roadhouse.

Contact
Investor Relations
InvestorRelations@logansroadhouse.com
(855) 255-2789

LRI HOLDINGS, INC CONSOLIDATED STATEMENTS OF OPERATIONS

	Thirteen weeks ended
(In thousands)	October 27, 2013	October 28, 2012
	(unaudited)	(unaudited)
Revenues:
Net sales	$147,023	$150,258
Franchise fees and royalties	507	512
Total revenues	147,530	150,770
Costs and expenses:
Restaurant operating costs:
Cost of goods sold	50,004	49,940
Labor and other related expenses	46,497	45,706
Occupancy costs	13,613	12,768
Other restaurant operating expenses	25,490	24,661
Depreciation and amortization	5,171	5,312
Pre-opening expenses	6	911
General and administrative	7,183	7,321
Restaurant impairment and closing charges	1,317	—
Total costs and expenses	149,281	146,619
Operating (loss) income	(1,751)	4,151
Interest expense, net	10,319	10,149
Loss before income taxes	(12,070)	(5,998)
Income tax expense	—	4,063
Net loss	$(12,070)	$(10,061)

LRI HOLDINGS, INC. CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)	October 27, 2013	July 28, 2013
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$3,646	$23,708
Receivables	9,324	9,583
Inventories	13,356	12,887
Prepaid expenses and other current assets	5,473	4,337
Income taxes receivable	432	432
Total current assets	32,231	50,947
Property and equipment, net	220,339	223,724
Other assets	15,556	16,085
Goodwill	192,590	192,590
Tradename	71,694	71,694
Other intangible assets, net	18,751	19,272
Total assets	$551,161	$574,312
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Accounts payable	$20,333	$18,770
Payable to RHI	1,458	1,118
Other current liabilities and accrued expenses	37,794	52,383
Total current liabilities	59,585	72,271
Long-term debt	356,000	355,000
Deferred income taxes	27,745	27,745
Other long-term obligations	44,254	43,649
Total liabilities	487,584	498,665
Commitments and contingencies	—	—
Stockholder’s equity:
Common stock ($0.01 par value; 100 shares authorized; 1 share issued and outstanding)	—	—
Additional paid-in capital	230,000	230,000
Retained deficit	(166,423)	(154,353)
Total stockholder’s equity	63,577	75,647
Total liabilities and stockholder’s equity	$551,161	$574,312

LRI HOLDINGS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS

	Thirteen weeks ended
(In thousands)	October 27, 2013	October 28, 2012
Cash flows from operating activities:
Net loss	$(12,070)	$(10,061)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,171	5,312
Other amortization	504	521
Loss on sale/disposal of property and equipment	500	139
Amortization of deferred gain on sale and leaseback transactions	(12)	(9)
Impairment charges for long-lived assets	1,317	—
Share-based compensation expense	396	218
Changes in operating assets and liabilities:
Receivables	259	(682)
Inventories	(526)	(325)
Prepaid expenses and other current assets	(1,136)	(1,487)
Other non-current assets and intangibles	(138)	(258)
Accounts payable	1,504	(1,164)
Payable to RHI	(56)	(8)
Income taxes payable/receivable	—	7,749
Other current liabilities and accrued expenses	(14,589)	(19,450)
Other long-term obligations	919	1,091
Net cash used in operating activities	(17,957)	(18,414)
Cash flows from investing activities:
Purchase of property and equipment	(3,105)	(7,551)
Proceeds from sale and leaseback transactions, net of expenses	—	1,861
Net cash used in investing activities	(3,105)	(5,690)
Cash flows from financing activities:
Payments on revolving credit facility	(600)	—
Borrowings on revolving credit facility	1,600	6,000
Net cash provided by financing activities	1,000	6,000
Decrease in cash and cash equivalents	(20,062)	(18,104)
Cash and cash equivalents, beginning of period	23,708	21,732
Cash and cash equivalents, end of period	$3,646	$3,628

Forward-Looking Statements
This press release contains statements about future events and expectations that constitute forward-looking statements. These forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or the negative thereof or similar terminology. These statements are based on management’s beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements and you should not place undue reliance on such statements. Please refer to our Annual Report on Form 10-K for the fiscal year ended July 28, 2013, and other reports that we have filed with the Securities and Exchange Commission, for a discussion of risk factors that may contribute to these differences. Any forward-looking information presented herein is made only as of the date of this supplemental report, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events or otherwise.
Non-GAAP Financial Measures
This press release also contains non-GAAP financial measures such as EBITDA, Adjusted EBITDA, and Adjusted EBITDAR. The Company believes that these measures, together with reconciliations to the most comparable GAAP measure, are helpful to both management and investors in understanding and analyzing financial performance. However, the Company’s non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP financial measures.
To the extent we discuss any non-GAAP financial measures on the earnings call, a reconciliation of each measure to the most directly comparable GAAP measure is available in this press release. In addition, the Current Report on Form 8-K furnished to the SEC concurrent with the issuance of this press release includes a more detailed description of each of these non-GAAP financial measures, together with a discussion of the usefulness and purpose of such measures.

EBITDA, Adjusted EBITDA and Adjusted EBITDAR

The following table sets forth a reconciliation of net loss, the most directly comparable GAAP financial measure to EBITDA, Adjusted EBITDA and Adjusted EBITDAR.

	Thirteen weeks ended
(In thousands)	October 27, 2013	October 28, 2012
Net loss	$(12,070)	$(10,061)
Interest expense, net	10,319	10,149
Income tax expense	—	4,063
Depreciation and amortization	5,171	5,312
EBITDA	3,420	9,463
Adjustments
Sponsor management fees(a)	250	250
Non-cash asset write-offs:
Restaurant impairment(b)	1,317	—
Loss on disposal of property and equipment(c)	498	138
Restructuring costs(d)	(460)	167
Pre-opening expenses (excluding rent)(e)	2	755
Losses on sales of property(f)	4	1
Non-cash rent adjustment(g)	801	965
Costs related to the Transactions(h)	—	20
Non-cash stock-based compensation(i)	396	218
Other adjustments(j)	467	84
Adjusted EBITDA	6,695	12,061
Cash rent expense(k)	10,420	9,715
Adjusted EBITDAR	$17,115	$21,776

(a)	Sponsor management fees consist of fees payable to certain affiliates of Kelso & Company, L.P. (the "Kelso Affiliates") under an advisory agreement.

(b)	Restaurant impairment charges were recorded in connection with the determination that the carrying value of certain of our restaurants exceeded their estimated fair value.

(c)	Loss on disposal of property and equipment consists of the loss on disposal or retirement of assets that are not fully depreciated.

(d)	Restructuring costs include severance, hiring replacement costs and other related charges, including the reversal of any such charges.

(e)	Pre-opening expenses (excluding rent) include expenses directly associated with the opening of a new restaurant.

(f)	We recognize losses in connection with the sale and leaseback of restaurants when the fair value of the property being sold is less than the undepreciated cost of the property.

(g)
Non-cash rent adjustments represent the non-cash rent expense calculated as the difference between GAAP rent expense and amounts payable in cash under the leases during such time period. In measuring our operational performance, we focus on our cash rent payments.

(h)	Costs related to the Transactions include legal, professional and other fees incurred in connection with our acquisition by the Kelso Affiliates and Management Investors (the "Transactions").

(i)	Non-cash stock-based compensation represents compensation expense recognized for time-based stock options issued by Roadhouse Holding Inc.

(j)	Other adjustments include non-recurring expenses and professional fees and ongoing expenses of closed restaurants.

(k)	Cash rent expense represents actual cash payments required under our leases.